EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Board of Directors
Sparta Commercial Services, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-159166) of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated August 13, 2009 included Sparta Commercial Services, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2009,

/s/RBSM LLP

New York, New York
August 13, 2009